[.EX114]
                                                                    EXHIBIT 11.4

                            STERLING SOFTWARE, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                        SIX MONTHS ENDED MARCH 31, 1996
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
                                  (UNAUDITED)

                                                                      FULLY
                                                     PRIMARY         DILUTED
                                                     --------        --------
Earnings:
 Earnings applicable to common
  stockholders....................................   $173,325        $173,325
 Add: Interest expense on amounts
      outstanding for the 5 3/4%
      Convertible Subordinated
      Debentures (net of applicable
      income taxes)...............................                      1,703
                                                     --------        --------
                                                     $173,325        $175,028
                                                     ========        ========
Shares:
 Weighted average of shares outstanding...........     28,032          28,032
 Add common shares issued on assumed
  exercise of options and warrants................      7,875           7,920
 Less common shares assumed repurchased...........     (5,608)         (4,544)
                                                     --------        --------
                                                       30,299          31,408
                                                     ========
Common shares issued on assumed conversion of
 5 3/4% Convertible Subordinated Debentures.......                      2,990
                                                                     --------
                                                                       34,398
                                                                     ========
Earnings per common share:
 Primary..........................................     $5.72
                                                     =======
 Fully diluted....................................                      $5.09
                                                                     ========

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